Exhibit 99.1

Xpliant, Inc.

(A development stage enterprise)

Financial Statements

As of and for the years ended

December 31, 2014 and 2013

Xpliant, Inc.

(A development stage enterprise)

Index

As of and for the years ended December 31, 2014 and 2013

Page(s)

Independent Auditors Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Statements of Stockholders’ Deficit	5

Notes to Financial Statements	6-13

Independent Auditors Report

To the Board of Directors of Xpliant, Inc.

We have audited the accompanying financial statements of Xpliant, Inc. (a development stage company), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of operations, cash flows, and stockholders’ deficit for the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xpliant, Inc. (a development stage company) as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 7 of Notes to Financial Statements, pursuant to the Agreement and Plan of Merger and Reorganization between the Company and Cavium, Inc., a first closing occurred on March 31, 2015 by Cavium paying $2.5 million to the Company’s stockholders with respect to approximately 70% of the Company’s stock outstanding and a second and final closing occurred on April 29, 2015 by Cavium paying $1.1 million to the Company’s stockholders with respect to the then remaining approximately 30% of the Company’s stock outstanding.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 4, 2015

Xpliant, Inc.

(A development stage enterprise)

Balance Sheets (in thousands, except share and per share data)

	As of December 31,
	2014	2013
Assets
Current assets:
Cash	$393	$1,902
Prepaid expenses and other current assets	210	178

Total current assets	603	2,080
Property and equipment, net	8,675	6,610
Intangible assets, net	42	83

Total assets	$9,320	$8,773

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$16,586	$3,128
Accrued expenses and other current liabilities	1,911	1,028
Notes payable and other	62,772	18,512
Current portion of long-term liabilities	2,782	3,863

Total current liabilities	84,051	26,531
Long-term liabilities	—	2,410

Total liabilities	84,051	28,941

Commitments and contingencies (Note 5)

Stockholders’ deficit
Common stock, par value $0.0001:
30,000,000 shares authorized; 10,000,000 shares issued and outstanding	1	1
Accumulated deficit	(74,732)	(20,169)

Total stockholders’ deficit	(74,731)	(20,168)

Total liabilities and stockholders’ deficit	$9,320	$8,773

The accompanying notes are an integral part of these financial statements.

Xpliant, Inc.

(A development stage enterprise)

Statements of Operations (in thousands)

	Year Ended December 31,
	2014	2013
Operating expenses:
Research and development	$33,596	$14,914
Sales, general and administrative	3,959	234

Total operating expenses	37,555	15,148

Loss from operations	(37,555)	(15,148)

Other expense, net:
Interest expense	(2,120)	(761)
Change in fair value of notes payable and other	(14,888)	—
Other, net	—	2

Total other expense, net	(17,008)	(759)

Net loss	$(54,563)	$(15,907)

The accompanying notes are an integral part of these financial statements.

Xpliant, Inc.

(A development stage enterprise)

Statements of Cash Flows (in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(54,563)	$(15,907)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,835	762
Change in fair value of notes payable and other	14,888	—
Changes in assets and liabilities:
Prepaid expenses and other current assets	(32)	276
Accounts payable	13,458	3,120
Accrued expenses and other current liabilities	882	859

Net cash used in operating activities	(21,532)	(10,890)

Cash flows from investing activities:
Purchases of property and equipment	(677)	(321)

Net cash used in investing activities	(677)	(321)

Cash flows from financing activities:
Principal payment of current and long-term liabilities	(8,672)	(523)
Proceeds from notes payable and other	59,172	10,500
Repayment of notes payable	(29,800)	(1,000)

Net cash provided by financing activities	20,700	8,977

Net decrease in cash	(1,509)	(2,234)
Cash, beginning of period	1,902	4,136

Cash, end of period	$393	$1,902

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,167	$93

Supplemental disclosure of cash flow from financing activities:
Property and equipment acquired included in current and long-term liabilities	319	5,996

The accompanying notes are an integral part of these financial statements.

Xpliant, Inc.

(A development stage enterprise)

Statements of Stockholders’ Deficit (in thousands, except share data)

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance at December 31, 2012	10,000,000	$1	$(4,262)	$(4,261)
Net loss		—	(15,907)	(15,907)

Balance at December 31, 2013	10,000,000	1	(20,169)	(20,168)
Net loss		—	(54,563)	(54,563)

Balance at December 31, 2014	10,000,000	$1	$(74,732)	$(74,731)

The accompanying notes are an integral part of these financial statements.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

1.	Organization and Basis of Presentation

Xpliant, Inc. (“the Company”) is a privately funded semiconductor company engaged in designing, developing and marketing next generation software defined network switches. The Company was incorporated in Delaware on November 14, 2011 and commenced operations in 2012 but has not derived any revenues from planned principal operations. The Company’s activities have consisted primarily of developing its technology and raising capital. Accordingly, the Company is considered to be in the development stage as of December 31, 2014.

As of December 31, 2014, the Company had an accumulated deficit of $74.7 million and has incurred operating losses and negative cash flows since inception in 2011. As of December 31, 2014, the Company has cash of $0.4 million. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in this stage of development and industry. These risks included, but were not limited to, the availability of additional financing, limited management resources, intense competition, dependence on the acceptance of the product in development and the uncertainty of achieving future profitability. With the consummation of the Agreement and Plan of Merger and Reorganization (“the Merger Agreement”) between the Company and Cavium, Inc. (“Cavium”) as discussed in detail in Note 7 of Notes to Financial Statements, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk are its cash. Substantially all of the Company’s cash is held by one financial institution that management believes is of high credit quality. Such deposits may, at times, exceed federally insured limits.

Research and Development

Research and development costs consist primarily of compensation and related costs for personnel, materials, supplies, and equipment depreciation. All research and development costs are expensed as incurred.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as noted below. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

Estimated Useful Lives
Test equipment	3 years
Software, computer and other equipment	1 to 3 years

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

Accounting for Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value. There have been no such impairments of long-lived assets as of December 31, 2014 and 2013.

Accounting for Stock-based Compensation

The Company applies the fair value recognition provisions of stock-based compensation. The Company recognizes the fair value of the awards on a straight-line basis over the options vesting period. The Company estimates the grant date fair value of stock option awards using the Black-Scholes option valuation model. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate and expected dividends. The expected stock price volatility assumptions for the Company’s stock options were determined by examining the historical volatilities for industry peers, as the Company does not have any trading history for its common stock. The expected life of the options is based on the average period the stock options are expected to remain outstanding based on the option’s vesting and contractual terms as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The risk-free interest rate assumption is based on published interest rates for U.S. Treasury zero-coupon issues with a remaining term equivalent to the expected life assumed at the date of grant appropriate for the terms of the Company’s stock options. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. In addition, forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive loss other than its net loss.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board, or FASB issued accounting guidance on development stage entities which is the elimination of certain financial reporting requirements, including an amendment to variable interest entities guidance on consolidations. The new update removes all incremental financial reporting requirements regarding development-stage entities. In addition, the updated guidance adds an example disclosure in risks and uncertainties to illustrate one way that an entity that has not begun planned operations could provide information about risks and uncertainties related to the company’s current activities. This update also removes an exception provided to development-stage entities in consolidations for determining whether an entity is a variable interest entity. Effective the fiscal year ending December 31, 2015, the presentation and disclosure requirements of this existing guidance will no longer be required. The revisions to consolidation are effective in the fiscal year ended December 31, 2017. Early adoption is permitted. The Company has elected to early adopt this guidance as it relates to all incremental financial reporting requirements regarding development-stage entities.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

3.	Fair Value Measurement

The carrying amounts of the Company’s financial instruments including accounts payable and accrued expenses approximate fair value due to their relatively short maturities.

See Note 6 of the Notes to Financial Statements for related discussions of Level 3 fair value hierarchy measurements.

4.	Balance Sheet Components

Property and equipment, net

	As of December 31,
	2014	2013
	(in thousands)
Test equipment	$11,149	$5,860
Software, computer and other equipment	2,061	1,492

	13,210	7,352
Less: accumulated depreciation and amortization	(4,535)	(742)

	$8,675	$6,610

The increase in property and equipment mainly relates to the purchase of test equipment. See Note 5 of the Notes to Financial Statements for further discussions. In January 2015, the Company purchased and recorded design tools with a three-year term from a third party vendor amounting to $2.4 million.

Depreciation and amortization expense was $3.8 million and $0.7 million for the years ended December 31, 2014 and 2013, respectively.

Accounts payable

Accounts payable as of December 31, 2014 includes payable to Cavium of $14.2 million. See Note 8 of Financial Statements for further discussions. Other components of accounts payable balance consisted mainly of invoiced research and development consulting services.

Accrued expenses and other current liabilities

	As of December 31,
	2014	2013
	(in thousands)
Accrued interest	$1,854	$792
Accrued accounts payable	57	194
Others	—	42

	$1,911	$1,028

5.	Commitments and Contingencies

The Company leases office space with Cavium under a month-to-month operating lease for its operating facility located in San Jose, California. Rent expense for the years ended December 31, 2014 and 2013 was $0.7 million and $0.2 million, respectively.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

In September 2013, the Company entered into a purchase agreement with a third party vendor to purchase certain test equipment amounting to $6.1 million, payable in installments over two years. In 2014, the Company purchased additional test equipment and additional parts to the test equipment totaling $5.2 million, payable in installments over two years and at a due date specified in the non-cancellable purchase orders. The related test equipment and additional parts to the test equipment were recorded when received. The present value of the future installment payments were capitalized and were included within property and equipment and the related liabilities were recorded within current and long-term liabilities on the balance sheets. The Company has an agreement with Cavium and the third party vendor, whereby Cavium guaranteed the payment of the test equipment in the event the Company defaults on such payment obligation. The remaining liability related to these purchase agreements as of December 31, 2014 and 2013 was $2.6 million and $6.1 million, respectively. In March 2015, all the remaining liability to the related third party vendor was fully settled.

On March 30, 2015, the Company exercised its option to purchase the manufacturing rights to accelerate the take-over of manufacturing, and to relieve the Company from any further obligation to purchase product quantities from the Company’s specific integrated circuit, or ASIC, vendor. In consideration for this, the Company agreed to pay a $7.5 million manufacturing rights licensing fee and a per-unit royalty fee for certain ASIC products sold to certain customers for a limited time. The manufacturing rights licensing fee will be payable in 4 equal quarterly payments, with the first installment payment due 30 days from effective date of the exercise of option to purchase the manufacturing rights and each of the subsequent three installment payments being due on the first day of the following calendar quarter. The royalty shall be payable within 30 days after the end of each calendar quarter following the sale.

The Company is not currently a party to any legal proceedings that management believes would have a material adverse effect on the financial position, results of operations or cash flows of Company.

6.	Notes payable and other

Between May 2012 and December 2014, the Company entered into several note purchase agreements and promissory notes with Cavium to provide cash advances. As of December 31, 2014, the Company received cash advances from Cavium of $62.8 million, consisting of $10.0 million under nine convertible notes, which, as amended, matured on August 31, 2014 and $52.8 million which mature between April 2015 and March 2016. The outstanding convertible notes and promissory notes bear an annual interest rate of 6%. Two of the convertible notes held by Cavium are collateralized by a lien on the Company’s assets.

In addition to the funding received by the Company from Cavium, between May 2012 and January 2014, certain third party investors made cash advances of $13.0 million under fifteen convertible notes which, as amended, matured on August 31, 2014. All of the convertible notes bore interest at a rate of 6%, payable at maturity. Two of the convertible notes held by a third party investor with a principal amount of $1.0 million matured and were paid by the Company in December 2013.

Pursuant to the convertible notes, in the event the Company closes a corporate transaction, as defined in the convertible notes, the holders of the convertible notes were entitled to receive two times the outstanding principal plus any unpaid accrued interest.

In December 2013, a third party investor exchanged its convertible note with a principal of $1.4 million and invested additional cash of $1.5 million with the Company for a $2.9 million convertible security which had the same features as the convertible notes, with the exception of the requirement for repayment, interest and maturity. The Company determined that for accounting purposes, the convertible security had derivative features, and as such, the Company estimated the fair value of the derivative features based on the market approach using Level 3 inputs. The assumptions used in the fair value estimate were related to the probability of the capital scenarios pursuant to the convertible notes. Based on the probability of the occurrence of certain assumptions as determined by management, the fair value of the derivative feature of the convertible security at the issuance date was approximately the same as the principal amount. Accordingly, the Company classified the $2.9 million convertible security as a derivative liability within notes payable and other on the consolidated balance sheets.

All of the convertible notes, promissory notes and derivative features of the convertible security are Level 3 liabilities within the fair value hierarchy and therefore they are all measured and presented at fair value in the financial statements at each reporting period. The valuation of the convertible notes and the derivative features of the convertible security held by third party investors and Cavium ranged from its principal amount to two times the principal amount of these instruments. The convertible

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

notes held by Cavium were not valued at two times the principal amount as they will be forgiven as part of the total consideration at the acquisition. The carrying amount of the promissory notes held by Cavium approximated its fair value due to their short-term maturities and will also be forgiven as part of the total consideration of the acquisition.

In June 2014, pursuant to the option to acquire the Company by Cavium as set forth in one of the convertible notes, Cavium provided notice to the Company of its election to exercise the purchase option. As a result, the fair value estimation of the convertible notes and derivative feature of convertible security held by the third party investors as of the second quarter of 2014 changed significantly compared to the previous reporting periods. As such, the estimated fair value of the convertible notes and derivative feature of the convertible security held by the third party investors as of the second quarter of 2014 was close to two times the outstanding principal amount, factoring in the time value of money through settlement at maturity date. The change in estimated fair value recognized in the statements of operations for the year ended December 31, 2014 amounted to $14.9 million.

Pursuant to the Merger Agreement and in connection with the transaction contemplated by the Merger Agreement with Cavium, in October 2014, a portion of the cash advances made by Cavium to the Company were used to settle all outstanding convertible notes, related accrued interest and convertible security held by the third party investors. See related discussions in Note 7 of Notes to Financial Statements.

The following table summarizes the activity within convertible notes and convertible security for the periods presented:

	Year ended December 31, 2013
	Fair Value at Beginning of the Year	Additions	Exchange	Change in estimated fair value recognized in statements of operations	Repayment	Fair Value at End of the Year
	(in thousands)
Cavium
Convertible notes	$4,000	$1,000	$—	$—	$—	$5,000
Promissory notes	—	—	—	—	—	—
Third party investors
Convertible notes	5,012	8,000	(1,400)	—	(1,000)	10,612
Derivative feature of convertible security	—	1,500	1,400	—	—	2,900

Total notes payable and other	$9,012	$10,500	$—	$—	$(1,000)	$18,512

	Year ended December 31, 2014
	Fair Value at Beginning of the Year	Additions	Exchange	Change in estimated fair value recognized in statements of operations	Repayment	Fair Value at End of the Year
	(in thousands)
Cavium
Convertible notes	$5,000	$5,000	$—	$—	$—	$10,000
Promissory notes	—	52,772	—	—	—	52,772
Third party investors
Convertible notes	10,612	1,400	—	11,988	(24,000)	—
Derivative feature of convertible security	2,900		—	2,900	(5,800)	—

Total notes payable and other	$18,512	$59,172	$—	$14,888	$(29,800)	$62,772

In January 2015 and March 2015, Cavium extended additional loans to the Company totaling $23.0 million in exchange for promissory notes that bear annual interest rate of 6% that mature between January 2016 and March 2016. This funding was primarily used to settle certain outstanding liabilities and operating expenses of the Company.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

7.	Acquisition of the Company

On July 30, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization, which was amended on October 8, 2014 and March 31, 2015 (the “Merger Agreement”) with Cavium. Under the terms of the Merger Agreement, as amended, Cavium paid approximately $3.6 million in total cash consideration in exchange for all outstanding securities held by the Company’s stockholders. Pursuant to the Merger Agreement, as amended, a first closing occurred on March 31, 2015 by Cavium paying $2.5 million to the Company’s stockholders with respect to approximately 70% of the Company’s stock outstanding and a second and final closing occurred on April 29, 2015 by Cavium paying $1.1 million to the Company’s stockholders with respect to the then remaining approximately 30% of the Company’s stock outstanding.

Pursuant to the Merger Agreement and in connection with the transaction contemplated by the Merger Agreement, in October 2014, a portion of the cash advances made by Cavium to the Company in exchange for convertible notes and promissory notes as discussed above were used to settle all outstanding convertible notes, related accrued interest and convertible security held by certain third party investors of $30.8 million. Additionally, $1.7 million was used to make cash payments to the employees of the Company in exchange for their outstanding stock options. In October 2014, the Company terminated the employment of its employees and those employees were hired by Cavium.

8.	Related Party Disclosures

Cavium

The Company considers Cavium as a related party considering the investment relationship as discussed above. The Company entered into several convertible note and promissory note agreements with Cavium as discussed in Notes 6 and 7 of the Notes to Financial Statements. The outstanding accrued interest payable to Cavium related to the issuance of these convertible notes and promissory notes as of December 31, 2014 and 2013 was $1.7 million and $0.3 million, respectively.

The Company also entered into an agreement with Cavium to guarantee the payment of the purchase of certain test equipment from a third party vendor. See related discussions in Note 5 of Notes to Financial Statements.

The Company has existing engineering and professional service agreements with Cavium. Total engineering service charges from Cavium recorded in research and development expense for the years ended December 31, 2014 and 2013 amounted to $13.7 million and $0.4 million, respectively. Total professional service charges from Cavium recorded in the sales, general and administrative expenses for the year ended December 31, 2014 was $1.9 million. There were no professional service charges from Cavium for the year ended December 31, 2013. Included in the engineering service and professional service charges for the year ended December 31, 2014 were charges related to the stock-based compensation and taxes of $8.8 million and $1.1 million, respectively. These charges were related to the restricted stock units issued to the former employees of the Company upon employment with Cavium in October 2014.

The Company also leases a facility from Cavium located in San Jose California. See Note 5 of Notes to Financial Statements for related discussions.

There was no outstanding liability to Cavium related to engineering and professional service charges and leasing of facility as of December 31, 2013. Total liability included in accounts payable in the financial statements related to the engineering and professional service charges and leasing of facility with Cavium as of December 31, 2014 amounted to $14.2 million.

In February 2015, the Company and Cavium International, a subsidiary of Cavium, entered into an Exclusive License Agreement (“License Agreement”). Under the terms of the license agreement, Cavium International shall pay a lump sum of $15.0 million in exchange for an irrevocable, perpetual and exclusive license technology of the Company in its Asia territory. Subject to the terms of the license agreement, Cavium International issued written promissory note to the Company for the entire royalty amount. The promissory note bears interest at a rate of 2.64% compounded quarterly which matures in February 2025.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

Other Third Party

In April 2013, two of the Company’s board members and a family member of one of the board members entered into note purchase agreements with the Company and provided total cash of $300,000 in exchange for convertible notes. The convertible notes issued to these board members and a family member of one of the board members has the same terms and features with the convertible notes issued to other third party investors as discussed in Note 6 of Notes to Financial Statements. These convertible notes and the related accrued interest were settled in October 2014.

9.	Income Taxes

The components of net deferred tax assets are as follows:

	As of December 31,
	2014	2013
	(in thousands)
Deferred tax assets
Net operating loss carryforwards	$23,909	$2,699
Tax credit carryforwards	1,880	292
Capitalized research and development	4,647	5,228
Other	367	14

Gross deferred tax assets	30,803	8,233
Less: valuation allowance	(30,803)	(8,233)

Deferred tax assets - net of valuation allowance	$—	$—

The Company has established a full valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets. The Company has net operating loss carryforwards of approximately $58.8 million and $57.9 million for federal and state income tax purposes, respectively, as of December 31, 2014. If not utilized, these federal and state carryforwards will begin to expire in 2032, respectively. As of December 31, 2014, the Company also has research and development tax credit carryforwards of approximately $2.0 million and $2.0 million for federal and state income tax purposes, respectively. If not utilized, the federal carryforwards will expire in various amounts beginning in 2032, and the state credits can be carried forward indefinitely.

Utilization of the net operating loss and research credit carryforwards may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of the net operating loss and research credit carryforwards before utilization.

The Company adopted the accounting guidance relating to uncertain tax position as of January 1, 2012. The cumulative effect of the adoption resulted in no impact as of January 1, 2012. No liability related to uncertain tax positions is recorded in the financial statements. There was no interest or penalties accrued at the adoption date and as of December 31, 2014 and 2013.

The Company files income tax returns in the US federal jurisdiction and in the state of California. All of the Company’s tax years remain open for examination by the federal and state authorities.

10.	Stock Option Plan

In February 2012, the Company established its 2012 Stock Incentive Plan (‘the Plan”) which provided for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”). The maximum number of the shares that may be issued pursuant to the exercise of the ISO and NSO grants under the Plan is equal to 20,000,000 shares.

Xpliant, Inc.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2014 and 2013

Options under the Plan may be granted for periods of up to ten years except for any ISO grants to a 10% shareholder whereas the maximum period is five years. All options issued to date have had a 10-year contractual life. The exercise price of an ISO and NSO shall not be less than 100% of the estimated fair market value of the shares on the date of grant, provided however, the exercise price per share of an ISO granted to a 10% shareholder shall not be less than 110% of the fair market value of the shares on the grant date. The exercise price of the stock options granted is determined by the Company’s Board of Directors. To date, options granted generally vest over four years and vest at a rate of 25% at each anniversary of the commencement date.

The activity under Company’s stock option plans is set forth below:

	Shares Available for Grant	Number of Shares Outstanding	Weighted Average Exercise Price
Balance as of December 31, 2012	8,270,000	11,730,000	$0.0001
Options granted	—	—	—
Options exercised	—	—	—
Options cancelled and forfeited	550,000	(550,000)	0.0001

Balance as of December 31, 2013	8,820,000	11,180,000	0.0001

Options granted	—	—	—
Options exercised	—	—	—
Options cancelled and forfeited	11,180,000	(11,180,000)	0.0001

Balance as of December 31, 2014	20,000,000	—	—

The number of shares outstanding as of December 31, 2013 relates to the stock options granted during the year ended December 31, 2012, where the weighted average grant date fair value was $0.0001. As such, the related stock-based compensation cost was not significant.

The number of options outstanding was cancelled and forfeited during the year ended December 31, 2014 pursuant to the termination of employment of the Company’s employees in October 2014. See related discussions in Note 7 of Notes to Financial Statements.

11.	Subsequent Events

For its financial statements as of December 31, 2014 and 2013 and for the years then ended, the Company evaluated subsequent events through May 4, 2015, the date on which these financial statements were issued. See Notes 4, 5, 6, 7 and 8 of Notes to Financial Statements.